Exhibit 99.1

Corporate Communications Department

NEWS Release

Investor Contacts: Doug Wilburne — 401-457-2288 Becky Rosenbaum — 401-457-2288	FOR IMMEDIATE RELEASE

Media Contact: David Sylvestre — 401-457-2362

Textron Reports Growth in Third Quarter Earnings and Cash Flow

Providence, Rhode Island — October 19, 2011 — Textron Inc. (NYSE: TXT) today reported third quarter 2011 income from continuing operations of $0.45 per share, compared to a loss from continuing operations of $0.17 per share in the third quarter of 2010. Last year’s result included $0.30 per share in special charges.

Total revenues in the quarter were $2.8 billion, up 13.5% from the third quarter of 2010, while manufacturing revenues were up 15%.  Segment profit was $236 million, up $124 million from the year-ago quarter.

“Third quarter results reflected good execution and cost performance at Bell and Cessna, including continued success in selling commercial aircraft in a tough environment. We believe this reflects the strength of our brands and investments we are making in new products, aftermarket services and sales capabilities,” said Textron Chairman and CEO Scott C. Donnelly.

Manufacturing cash flow before pension contributions was $339 million during the third quarter compared to $174 million during last year’s third quarter.  Textron’s consolidated net debt was $3.9 billion, down $500 million from the end of the second quarter 2011.

Outlook

The company is now forecasting 2011 earnings per share from continuing operations of $1.05 to $1.15. This forecast reflects the impact of the company’s recent tender for its outstanding convertible notes. Textron expects to record an approximate $0.08 per share special charge in the fourth quarter as a result of the tender, with an offsetting benefit of about $0.02 per share due to the impact of a lower diluted share count. The company’s previous guidance of $0.90 - $1.00, assumed $0.24 per share in special charges and an offsetting benefit from lower share count of $0.04 per share. The company also confirmed its outlook for manufacturing cash flow from continuing operations before pension contributions of $800 - $850 million.

Third Quarter Segment Results

Cessna

Revenues increased $236 million, reflecting higher jet volume. Cessna delivered 47 new Citation jets in the quarter, compared with 26 deliveries in last year’s third quarter.

Segment profit increased $64 million primarily due to higher volume, mix and favorable performance.

Cessna backlog at the end of the third quarter was $2.2 billion, down $359 million from the end of the second quarter 2011.

Bell

Revenues increased $69 million in the third quarter from the same period in the prior year.  Bell delivered 9 V-22’s, 7 H-1’s and 26 commercial aircraft in the quarter compared to 7 V-22’s, 5 H-1’s and 24 commercial units in last year’s third quarter.

Segment profit increased $36 million, reflecting improved performance.

Bell backlog at the end of the third quarter was $6.4 billion, down $588 million from the end of the second quarter 2011, reflecting military deliveries during the quarter, as well as a $781 million dollar reduction in the backlog primarily to correct an error made in the fourth quarter of 2009 which recorded as backlog the full value of a V-22 contract rather than Bell’s proportionate share.

Textron Systems

Revenues and profits were essentially unchanged on flat overall volumes.

Textron Systems backlog at the end of the third quarter was $1.5 billion, essentially flat with the second quarter 2011.

Industrial

Industrial revenues increased $55 million, primarily due to the impact of foreign exchange and higher volumes. Segment profit was flat with last year’s third quarter.

Finance

Finance segment revenues decreased $27 million compared to the third quarter of 2010, primarily due to reduced earnings on lower finance receivables.

Finance segment loss was lower by $27 million, primarily due to lower loan loss provision and lower operating expenses, partially offset by lower interest margin on the reduced portfolio of finance receivables.

Since the end of the second quarter 2011, nonaccrual finance receivables decreased from $696 million to $606 million and sixty-day plus delinquencies decreased from $302 million to $275 million.

Charge-offs in the third quarter were $26 million compared to $38 million in the second quarter of 2011.

Finance receivables ended the quarter at $3.5 billion, down $277 million from the end of the second quarter 2011.

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800

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Non-GAAP Measure

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Conference Call Information

Textron will host its conference call today, October 19, 2011 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 700-7353 in the U.S. or (612) 332-1025 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, October 19, 2011 by dialing (320) 365-3844; Access Code: 186400.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend”, “plan,” “estimate,” “guidance”, “project”, “target”, “potential”, “will”, “should”, “could”, “likely”  or “may” and similar expressions intended to identify forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described herein under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following:  changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables; Textron Financial Corporation’s (“TFC”) ability to maintain certain minimum levels of financial performance required under its

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committed bank line of credit and under Textron’s support agreement with TFC; our ability to access the capital markets at reasonable rates; performance issues with key suppliers, subcontractors or business partners; legislative or regulatory actions impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;  Increases in pension expenses or employee and retiree medical benefits; uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on TFC’s receivables;  difficult conditions in the financial markets which may adversely impact our customers’ ability to fund or finance purchases of our products; and continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business.

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TEXTRON INC.
REVENUES BY SEGMENT AND RECONCILIATION OF SEGMENT PROFIT TO NET INCOME (LOSS)
THREE AND NINE MONTHS ENDED OCTOBER 1, 2011 AND OCTOBER 2, 2010
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010

REVENUES
MANUFACTURING:
Cessna	$771	$535	$1,979	$1,603
Bell	894	825	2,515	2,266
Textron Systems	462	460	1,359	1,452
Industrial	655	600	2,077	1,886
	2,782	2,420	7,930	7,207
FINANCE	32	59	91	191
Total revenues	$2,814	$2,479	$8,021	$7,398

SEGMENT PROFIT
MANUFACTURING:
Cessna	$33	$(31)	$—	$(52)
Bell	143	107	354	289
Textron Systems	47	50	149	175
Industrial	37	37	153	137
	260	163	656	549
FINANCE	(24)	(51)	(101)	(180)
Segment profit	236	112	555	369
Corporate expenses and other, net	(13)	(35)	(75)	(89)
Interest expense, net for Manufacturing group	(37)	(32)	(113)	(103)
Special charges (a)	—	(114)	—	(136)
Income (loss) from continuing operations before income taxes	186	(69)	367	41
Income tax (expense) benefit (b)	(50)	21	(108)	(12)
Income (loss) from continuing operations	136	(48)	259	29
Discontinued operations, net of income taxes	6	—	2	(3)
Net income (loss)	$142	$(48)	$261	$26
Earnings per share:
Income (loss) from continuing operations	$0.45	$(0.17)	$0.83	$0.10
Discontinued operations, net of income taxes	0.02	—	—	(0.01)
Net income (loss)	$0.47	$(0.17)	$0.83	$0.09
Average shares outstanding (c)	300,866,000	274,896,000	312,754,000	300,410,000

(a)

For the three and nine months ended October 2, 2010, special charges includes two items: Pre-tax restructuring costs of $23 million and $45 million, respectively, primarily for severance as well as a $91 million non-cash pre-tax charge to reclassify a foreign exchange loss from equity to the income statement as a result of substantially liquidating a Finance segment entity.

(b)

For the three and nine months ended October 2, 2010, income tax includes a $17 million tax benefit related to the above foreign exchange reclassification. For the nine months ended October 2, 2010, income tax also includes an $11 million discrete tax charge related to the federal health-care legislation enacted in 2010.

(c)

Fully diluted shares were used to calculate earnings per share for the three and nine months ended October 1, 2011 as well as nine months ended October 2, 2010. For the three-months ended October 2, 2010, the potential dilutive effect of stock options, restricted stock units and the shares that could be issued upon the conversion of our 4.50% Convertible Senior Notes and upon the exercise of the related warrants was excluded from the computation of diluted weighted-average shares outstanding as the shares would have an anti-dilutive effect on the loss from continuing operations.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	October 1, 2011	January 1, 2011
Assets
Cash and equivalents	$1,517	$898
Accounts receivable, net	927	892
Inventories	2,607	2,277
Other current assets	1,094	980
Net property, plant and equipment	1,957	1,932
Other assets	3,329	3,354
Textron Finance assets	3,850	4,949
Total Assets	$15,281	$15,282

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$589	$19
Other current liabilities	2,762	2,638
Other liabilities	2,808	2,993
Long-term debt	2,473	2,283
Textron Finance liabilities	3,337	4,377
Total Liabilities	11,969	12,310

Total Shareholders’ Equity	3,312	2,972
Total Liabilities and Shareholders’ Equity	$15,281	$15,282

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows and Free Cash Flow GAAP to Non-GAAP Reconciliations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(In millions)	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Cash flows from operating activities:
Income from continuing operations	$155	$63	$330	$218
Dividends received from TFC	—	140	179	355
Capital contributions paid to TFC	(40)	(82)	(152)	(228)
Depreciation and amortization	87	90	267	260
Changes in working capital	140	(4)	(98)	(311)
Changes in other assets and liabilities and non-cash items	31	58	(7)	137
Net cash from operating activities of continuing operations	373	265	519	431
Cash flows from investing activities:
Capital expenditures	(102)	(51)	(271)	(134)
Net cash used in acquisitions	—	(4)	(3)	(47)
Other investing activities, net	12	(9)	(27)	(26)
Net cash from investing activities of continuing operations	(90)	(64)	(301)	(207)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	496	—	496	—
Net intergroup borrowings	120	362	(275)	150
Increase in short-term debt	38	—	227	—
Principal payments on long-term debt	—	(119)	(13)	(130)
Repayment of borrowings under line of credit facilities	—	(665)	—	(1,167)
Dividends paid	(6)	(5)	(17)	(16)
Other financing activities, net	(17)	—	(18)	2
Net cash from financing activities of continuing operations	631	(427)	400	(1,161)
Total cash flows from continuing operations	914	(226)	618	(937)
Total cash flows from discontinued operations	(1)	(5)	(3)	(8)
Effect of exchange rate changes on cash and equivalents	(6)	12	4	(1)
Net change in cash and equivalents	907	(219)	619	(946)
Cash and equivalents at beginning of period	610	1,021	898	1,748
Cash and equivalents at end of period	$1,517	$802	$1,517	$802

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

Net cash from operating activities of continuing operations — GAAP		$373	$265	$519	$431
Less:	Capital expenditures	(102)	(51)	(271)	(134)
	Dividends received from TFC	—	(140)	(179)	(355)
Plus:	Capital contributions paid to TFC	40	82	152	228
	Proceeds on sale of property, plant and equipment	12	1	13	4
	Total pension contributions	16	17	221	52
Manufacturing cash flow before pension contributions — Non-GAAP		$339	$174	$455	$226

		2011 Outlook
Net cash from operating activities of continuing operations - GAAP		$1,000	—	$1,050
Less:	Capital expenditures		(430)
	Dividends received from TFC		(210)
Plus:	Capital contributions paid to TFC		190
	Total pension contributions		250
Manufacturing cash flow before pension contributions — Non-GAAP		$800	—	$850

Free cash flow is a measure generally used by investors, analysts and management to gauge a company’s ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow the business and fund its obligations.  Our definition of Manufacturing free cash flow adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  Beginning in 2011, we changed our basis for projecting and measuring Manufacturing cash flow to adjust for all pension contributions, both mandatory and voluntary, so that the total impact of these contributions can be more clearly understood.  We believe that our calculation provides a relevant measure of liquidity and is a useful basis for assessing our ability to fund operations and obligations.  This measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statement of Cash Flows.  Prior periods have been recast to conform with this presentation.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(In millions)	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Cash flows from operating activities:
Income (loss) from continuing operations	$136	$(48)	$259	$29
Depreciation and amortization	94	95	289	282
Provision for losses on finance receivables	3	29	27	128
Changes in working capital	193	357	44	135
Changes in other assets and liabilities and non-cash items	18	84	44	193
Net cash from operating activities of continuing operations	444	517	663	767
Cash flows from investing activities:
Finance receivables originated or purchased	(39)	(108)	(149)	(378)
Finance receivables repaid	243	275	665	1,265
Proceeds on receivable sales	19	158	276	501
Capital expenditures	(102)	(51)	(271)	(134)
Net cash used in acquisitions	—	(4)	(3)	(47)
Proceeds from sale of repossessed assets and properties	5	26	77	92
Other investing activities, net	21	3	53	39
Net cash from investing activities of continuing operations	147	299	648	1,338
Cash flows from financing activities:
Proceeds from issuance of long-term debt	526	19	791	47
Increase in short-term debt	38	—	227	—
Principal payments on long-term debt	(132)	(372)	(643)	(1,863)
Repayment of borrowings under line of credit facilities	(100)	(665)	(1,040)	(1,167)
Dividends paid	(6)	(5)	(17)	(16)
Other financing activities, net	(17)	—	(18)	2
Net cash from financing activities of continuing operations	309	(1,023)	(700)	(2,997)
Total cash flows from continuing operations	900	(207)	611	(892)
Total cash flows from discontinued operations	(1)	(5)	(3)	(8)
Effect of exchange rate changes on cash and equivalents	(8)	12	3	(1)
Net change in cash and equivalents	891	(200)	611	(901)
Cash and equivalents at beginning of period	651	1,191	931	1,892
Cash and equivalents at end of period	$1,542	$991	$1,542	$991